Exhibit 99.1

ENTERCOM COMMUNICATIONS CORP. ANNOUNCES RECEIPT OF

REQUISITE CONSENTS IN CBS RADIO INC.’S CONSENT

SOLICITATION FOR

7.250% SENIOR NOTES DUE 2024

PHILADELPHIA, PA – December 11, 2017 – Entercom Communications Corp. (“Entercom”) (NYSE: ETM) announced today that, pursuant to the previously announced solicitation of consents by its wholly owned subsidiary, CBS Radio Inc. (“CBS Radio”), from holders of CBS Radio’s outstanding 7.250% Senior Notes due 2024 (the “Notes”) to approve certain amendments (the “Amendments”) to the indenture, dated October 17, 2016, among CBS Radio, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), governing the Notes (as amended, the “Indenture”) to align certain definitions in the Indenture with the corresponding definitions in CBS Radio’s credit facility, CBS Radio has received the requisite consents to amend the Indenture. The consent solicitation expired at 5:00 p.m., New York City time, on December 8, 2017.

CBS Radio has received consents from holders of at least a majority in principal amount of all outstanding Notes, voting as a single class. Accordingly, on December 8, 2017 (the “Effective Time”), CBS Radio, and the Trustee entered into a second supplemental indenture with respect to the Indenture (the “Supplemental Indenture”) in order to give effect to the Amendments. Pursuant to the terms of the Supplemental Indenture, the Amendments became effective at the Effective Time and, upon payment of the consent payment, will thereafter become operative and bind all holders of Notes. CBS Radio intends to pay the consent payment as promptly as practicable, on the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated December 1, 2017, and the accompanying Consent Form.

Any inquires may be directed to D.F. King & Co., Inc., the Information and Tabulation Agent, via email at entercom@dfking.com or via phone at (212) 269-5550. Any persons with questions regarding the consent solicitation should contact the Solicitation Agent, RBC Capital Markets, LLC, at (212) 618-7843 (collect) or (877) 381-2099 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Amendments or any securities. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

CONTACT:

Richard Schmaeling

Entercom Communications

610-660-5686

Richard.Schmaeling@entercom.com

@EntercomPR

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading American media and entertainment company reaching and engaging over 100 million people each week through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.Entercom.com, Facebook and Twitter (@Entercom).

Forward-Looking Statements

This communication contains “forward-looking statements.” All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “projects,” “would,” “will,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by Entercom and CBS Radio. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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